Exhibit 99.1
Palo Alto Networks® Closes Acquisition of IBM's QRadar SaaS Assets

Strengthened partnership with IBM paves the way for more customers to benefit from next-gen SOC Innovation and AI-powered security solutions

SANTA CLARA, Calif., September 4, 2024 — Palo Alto Networks (NASDAQ: PANW), the global cybersecurity leader, today announced that it has completed the acquisition of IBM's QRadar Software as a Service (SaaS) assets. This transaction underscores Palo Alto Networks and IBM’s commitment to secure customers with best-in-class threat prevention, addressing ever-expanding attack surfaces with the complete platform approach that is required to simplify security operations.

Palo Alto Networks Precision AI™-powered Cortex XSIAM® platform centralizes data and security operations capabilities that include SIEM, SOAR, ASM and XDR into a single platform to drastically streamline security operations and prevent threats at scale. Together, Palo Alto Networks and IBM, as a preferred managed security services provider, will help global customers across industries seize the opportunity to seamlessly shift from QRadar to Cortex XSIAM with no-cost migration services through IBM Consulting for eligible customers.

In addition, IBM has furthered its internal deployment of Palo Alto Networks security platforms with the deployment of Cortex XSIAM for its own next-gen security operations, and Prisma SASE 3.0 for zero-trust network security to safeguard more than 250,000 of its global workforce. IBM’s adoption of these marquee technologies is an example of how customers can benefit from the streamlined operations of products across the Palo Alto Networks portfolio. Further, Palo Alto Networks will deploy IBM solutions, including watsonx AI and data platform, to drive additional AI and automation capabilities.

Nikesh Arora, Chairman and CEO, Palo Alto Networks:
“We are on a mission to help organizations transform their security operations and harness the potential of Precision AI-powered platforms to better protect their businesses. Our partnership with IBM reinforces our commitment to innovation and our conviction in the tremendous benefit of QRadar customers adopting Cortex XSIAM for a robust, data-driven security platform that offers transformative efficiency and effectiveness in defending against evolving cyber threats.”

Arvind Krishna, Chairman and CEO, IBM:
“Together, IBM and Palo Alto Networks are shaping the future of cybersecurity for our customers and the industry at large. Working with Palo Alto Networks will be a strategic advantage for IBM as our two companies partner on advanced threat protection, response, and security operations using Cortex XSIAM and watsonx, backed by IBM Consulting. At the same time, IBM will continue innovating to help secure organizations’ hybrid cloud environments and AI initiatives, focusing our investments on data security and identity and access management technologies.”

Dave Gruber, Principal Cybersecurity Analyst, Enterprise Strategy Group:
“Vendors like Palo Alto Networks are delivering out-of-the-box, consolidated security operations capabilities, enabling security teams to rapidly accelerate improved outcomes while reducing complexity involved in managing a siloed security technology stack. As Palo Alto Networks completes the acquisition of the Q-Radar assets, Q-Radar customers will now have a simplified path to modernizing security operations with XSIAM.”

Benefits to Customers:
•Seamless Migration: Palo Alto Networks, alongside IBM Consulting and its team of security experts, will offer free migration services to eligible customers, ensuring a smooth transition to the Cortex XSIAM platform while retaining existing best practices and know-how.
•Enhanced Security Operations: Cortex XSIAM integrates multiple SOC tools into a Precision AI-powered platform, going beyond SIEM capabilities to provide comprehensive functionality, including SOAR, ASM and XDR, TIP, CDR, and ITDR. Its automation capabilities significantly reduce manual workload for SOCs, enabling more effective threat response.
•Advanced Analytics and Automation: Cortex XSIAM collects, normalizes, and analyzes security data in near real-time, automatically consolidating alerts into a reduced number of high-priority incidents. Precision AI-powered analytics and native automation increase accuracy and reduce incidents requiring human intervention.
•IBM Consulting Platform Support: Palo Alto Networks and IBM will offer immersive experiences for customers that are interested in adopting Palo Alto Networks security platformization, and IBM is training more than 1,000 consultants on Palo Alto Networks security solutions to help enterprises leverage the benefits of its network, cloud, and security operations platforms.
•On-Premises Customer Continuity: QRadar clients who wish to remain on QRadar on-prem will continue to receive IBM features and support, including security, usability and critical bug fixes, as well as updates to existing connectors and the ability to expand consumption. QRadar SaaS customers will continue on their current deployment, ensuring uninterrupted customer service and support until they are ready to move to Cortex XSIAM.

About Palo Alto Networks
Palo Alto Networks is the global cybersecurity leader, committed to making each day safer than the one before with industry-leading, AI-powered solutions in network security, cloud security and security operations. Powered by Precision AI, our technologies deliver precise threat detection and swift response, minimizing false positives and enhancing security effectiveness. Our platformization approach integrates diverse security solutions into a unified, scalable platform, streamlining management and providing operational efficiencies with comprehensive protection. From defending network perimeters to safeguarding cloud environments and ensuring rapid incident response, Palo Alto Networks empowers businesses to achieve Zero Trust security and confidently embrace digital transformation in an ever-evolving threat landscape. This unwavering commitment to security and innovation makes us the cybersecurity partner of choice.

At Palo Alto Networks, we're committed to bringing together the very best people in service of our mission, so we're also proud to be the cybersecurity workplace of choice, recognized among Newsweek's Most Loved Workplaces (2021-2024), with a score of 100 on the Disability Equality Index (2024, 2023, 2022), and HRC Best Places for LGBTQ+ Equality (2022). For more information, visit www.paloaltonetworks.com.

Palo Alto Networks, Cortex, Cortex XSIAM, Precision AI, and the Palo Alto Networks logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names, or service marks used or mentioned herein belong to their respective owners. Any unreleased services or features (and any services or features not generally available to customers) referenced in this or other press releases or public statements are not currently available (or are not yet generally available to customers) and may not be delivered when expected or at all. Customers who purchase Palo Alto Networks applications should make their purchase decisions based on services and features currently generally available.

Forward Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including, but not limited to, statements regarding the anticipated benefits and impact of the acquisition and related partnership on Palo Alto Networks and its customers. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including, but not limited to: the ability of Palo Alto Networks to migrate customers to our other products, subscriptions and support offerings; the amount of the costs, fees, expenses and other charges incurred by Palo Alto Networks related to the transaction and support of the acquired products; possible disruption related to the transaction to Palo Alto Networks' current plans, operations and business relationships, including through the loss of customers; the diversion of management's time and attention from ongoing business operations and opportunities; the response of competitors and other market participants to the transaction; potential litigation relating to the transaction; developments and changes in general market, political, economic, and business conditions; failure of our product offerings; failure to achieve the expected benefits of our strategic partnerships and acquisitions; risks associated with managing our growth; risks associated with new product, subscription and support offerings, including our efforts to leverage AI; shifts in priorities or delays in the development or release of new offerings, or the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing product, subscription and support offerings; failure of our business strategies; rapidly evolving technological developments in the market for security products, subscriptions and support offerings; defects, errors, or vulnerabilities in our products, subscriptions or support offerings; our customers' purchasing decisions and the length of sales cycles; our competition; our ability to attract and retain new customers; our ability to acquire and integrate other companies, products, or technologies in a successful manner; our debt repayment obligations; and our share repurchase program, which may not be fully consummated or enhance shareholder value, and any share repurchases which could affect the price of our common stock.

Additional risks and uncertainties that could affect our financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q filed with the SEC on May 21, 2024, which is available on our website at investors.paloaltonetworks.com and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contacts:
Nicole Hockin
VP, Global Communications
nhockin@paloaltonetworks.com
(303) 587-8007